CLECO CORPORATION	EXHIBIT 23(c)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-109506 and 333-55656) and Form S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663, 333-44364, 333-59692, 333-59696, 333-124716, and 333-127496) of Cleco Corporation of our report dated April 2, 2007 relating to the financial statements of Cleco Evangeline LLC, which appears in this Form 10-K/A Amendment No. 3.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
August 9, 2007